EXHIBIT INDEX

                                    GPU, INC.

                     GPU COMPANIES EMPLOYEE SAVINGS PLAN FOR
                     EMPLOYEES REPRESENTED BY IBEW LOCAL 777







Consent of Independent Accountants                            Exhibit 23



Report on Audits of Financial Statements                      Exhibit 28
      for the Years Ended December 31, 1999
      and 1998